                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        --------------------------------
                          AIRTOUCH COMMUNICATIONS, INC.

A Delaware corporation                            I.R.S. Employer No. 94-3213132

                              One California Street
                             San Francisco, CA 94111
                        ---------------------------------

           AIRTOUCH COMMUNICATIONS, INC. EMPLOYEE STOCK PURCHASE PLAN

                               Agent for Service:
                                Margaret G. Gill
           Senior Vice President Legal, External Affairs and Secretary
                          AirTouch Communications, Inc.
                              One California Street
                             San Francisco, CA 94111
                                 (415) 658-2000

                  Please send copies of all communications to:
                             Sharon A. Le Duy, Esq.
                          AirTouch Communications, Inc.
                              One California Street
                             San Francisco, CA 94111
                                 (415) 658-2000
                      ------------------------------------
                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                                                Proposed
Title of                                                   Proposed Maximum     Maximum
Securities                          Amount                 Offering             Aggregate          Amount of
to be                               to be                  Price Per            Offering           Registration
Registered                          registered             Share                Price              Fee
---------------------------------------------------------------------------------------------------------------
Common Stock $.01 par value (1)     5,000,000 shares       $55.5625 (2)         $277,812,500        $77,232
===============================================================================================================

(1) Including associated Series A Participating Preferred Stock purchase rights.

(2) Estimated in accordance with Rule 457(c), solely for purposes of calculating the registration fee, on the basis of the average of the high and low sale prices on the New York Stock Exchange on November 5, 1998.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

This Registration Statement will become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

        The contents of the registrant's Registration Statement on Form S-8 filed December 27, 1994, No. 33-57077, are incorporated herein by reference.

Item 8.    Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit
Number          Description
-------         -----------
5               Opinion of  Margaret G. Gill, Senior Vice President Legal, External Affairs and
                Secretary

15.1            Letter Re Unaudited Interim Financial Information - PricewaterhouseCoopers LLP

23.1            Consent of Margaret G. Gill, included in Exhibit 5

23.2            Consent of PricewaterhouseCoopers LLP for AirTouch Communications, Inc. and CMT
                Partners

23.3            Consent of Ernst & Young LLP for Cellular Communications, Inc.

23.4            Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft for Mannesmann
                Mobilfunk GmbH

23.5            Consent of Ernst & Young LLP for New Par

23.6            Consent of Arthur Andersen LLP for Kansas Combined Cellular

23.7            Consent of Arthur Andersen LLP for U S WEST New Vector Group, Inc.

24              Power of Attorney

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on November 9, 1998.

AIRTOUCH COMMUNICATIONS, INC.


/s/ MOHAN S. GYANI
-------------------------------------------
By:  Mohan S. Gyani
     Executive Vice President, Chief Financial Officer

                                      * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on November 9, 1998.

         Signature                                 Title
         ---------                                 -----
/s/   SAM GINN
-------------------------------------
Sam Ginn                              Chairman of the Board and Chief Executive Officer
                                      (Principal Executive Officer)

/s/   MOHAN S. GYANI
-------------------------------------
Mohan S. Gyani                        Executive Vice President and Chief Financial Officer
                                      (Principal Financial Officer
                                      Principal Accounting Officer)

/s/   ARUN SARIN
-------------------------------------
Arun Sarin                            President, Chief Operating Officer and Director



/s/   CAROL A. BARTZ
-------------------------------------
Carol A. Bartz                        Director


/s/  MICHAEL J. BOSKIN
-------------------------------------
Michael J. Boskin                     Director


/s/   C.  LEE COX
-------------------------------------
C. Lee Cox                            Director


/s/   DONALD G. FISHER
-------------------------------------
Donald G. Fisher                      Director


/s/   PAUL HAZEN
-------------------------------------
Paul Hazen                            Director


/s/   ARTHUR ROCK
-------------------------------------
Arthur Rock                           Director


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

/s/   CHARLES R. SCHWAB
-------------------------------------
Charles R. Schwab                     Director


/s/   GEORGE P. SHULTZ
-------------------------------------
George P. Shultz                      Director


/s/   CHANG-LIN TIEN
-------------------------------------
Chang-Lin Tien                        Director




*By:  /s/   MOHAN S. GYANI
      --------------------------------------------
      Mohan S. Gyani
      Attorney-in-fact


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

EXHIBIT INDEX

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto. All other exhibits are provided as part of the electronic transmission.


Exhibit
Number          Description
-------         -----------
5               Opinion of  Margaret G. Gill, Senior Vice President Legal, External Affairs and
                Secretary

15.1            Letter Re Unaudited Interim Financial Information - PricewaterhouseCoopers LLP

23.1            Consent of Margaret G. Gill, included in Exhibit 5

23.2            Consent of PricewaterhouseCoopers LLP for AirTouch Communications, Inc. and CMT
                Partners

23.3            Consent of Ernst & Young LLP for Cellular Communications, Inc.

23.4            Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft for Mannesmann
                Mobilfunk GmbH

23.5            Consent of Ernst & Young LLP for New Par

23.6            Consent of Arthur Andersen LLP for Kansas Combined Cellular

23.7            Consent of Arthur Andersen LLP for U S WEST New Vector Group, Inc.

24              Power of Attorney


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